Exhibit 24.2


                             SECRETARY'S CERTIFICATE



         I, Robert L. Pratter, Senior Vice President, General Counsel and Secretary of PMA Capital Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, hereby certify that the following resolutions were adopted at the February 2, 2000 meeting of the Board of
Directors:

         RESOLVED, that the Officers of the Corporation, and each of them, are hereby authorized to sign the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, and any amendments thereto, (the "Form 10-K") in the name and on behalf the Corporation and as attorneys for each of its Directors and Officers.

         RESOLVED, that each Officer and Director of the Corporation who may be required to execute (whether on behalf of the Corporation or as an Officer or Director thereof) the Form 10-K, is hereby authorized to execute and deliver a power of attorney appointing such person or persons named therein as true and lawful attorneys and agents to execute in the name, place and stead (in any such capacity) of any such Officer or Director the Form 10-K and to file any such power of attorney together with the Form 10-K with the Securities and Exchange Commission.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation, this 10th day of March, 2000.




                                         /s/ Robert L. Pratter
                                         ----------------------------------
                                         Senior Vice President,
                                         General Counsel and
                                         Secretary



(SEAL)